SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PIONEER GROUP

                    GAMCO INVESTORS, INC.
                                 6/14/00            4,000-           41.6250
                                 6/14/00           67,400-           41.6588
                                 6/13/00            1,900-           41.3750
                                 6/13/00            1,500-           41.6771
                                 6/13/00           58,100-           41.6151
                                 6/09/00           82,800-           41.5690
                                 6/09/00            6,000            41.5690
                                 6/09/00            3,500-           41.5625
                                 6/08/00           10,000-           41.5688
                                 6/08/00            1,500-           41.5463
                                 6/08/00           51,300-           41.5908
                                 6/08/00            6,000            41.5690
                                 6/08/00            4,500-           41.5532
                                 6/08/00            6,000-           41.5690
                                 6/08/00           13,000-           41.6250
                    GABELLI ASSOCIATES LTD
                                 6/14/00            5,000            41.6250
                    GABELLI ASSOCIATES FUND
                                 6/14/00            5,000            41.6250
          GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 6/13/00            2,000-           41.4986













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.